EXHIBIT 23



                           DARILEK, BUTLER & CO., P.C.
                         2702 N Loop 1604 East Suite 202
                            San Antonio, Texas 78232
                               210-979-0055 phone
                                210-979-0058 fax
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to (a) the inclusion, in the Annual Report of Direct Wireless Communications, Inc. on Form 10-KSB, of our report dated February 27, 2004, relating to the financial statements of Direct Wireless Communications, Inc. for the year ended December 31, 2003 and the period from inception (April 6, 2001) to December 31, 2003.

"Darilek, Butler & Co., P.C."

San Antonio, Texas
February 27, 2004